                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           -------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 21, 2000


                             ADEPT TECHNOLOGY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           CALIFORNIA                    0-27122                94-2900635
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)     (IRS EMPLOYER
         INCORPORATION)                                      IDENTIFICATION NO.)

              150 ROSE ORCHARD WAY
              SAN JOSE, CALIFORNIA                               95134
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (408) 432-0888

                                      NONE

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

        On July 27, 2000, Adept Technology, Inc., a California corporation (the "Registrant"), filed a Current Report on Form 8-K to report under Item 5 the completion of the Registrant's acquisition of HexaVision Technologies Inc., a Canadian corporation ("HexaVision), on July 21, 2000 (the "Acquisition").

        This amendment is being filed to report the Acquisition under Item 2 of Form 8-K and to provide the required financial statements and pro forma financial information referenced in Item 7 of Form 8-K.

        In exchange for all of the outstanding capital stock of HexaVision, the Registrant paid $5.1 million in cash. In addition, the Registrant will be issuing shares of its common stock with a value of $1.1 million and making two cash payments totaling approximately $1.6 million to the shareholders of HexaVision contingent upon the continued employment of selected HexaVision employees through July 2001. The Registrant deposited $1.6 million into an escrow account pending resolution of the contingencies. The consideration paid by the Registrant for HexaVision's outstanding capital stock was negotiated at arm's length between the parties on the basis of the Registrant's assessment of the value of HexaVision and its capital stock, following an investigation of, and discussions with HexaVision and its representatives concerning HexaVision and its business and prospects. The funds were paid from the Registrants' working capital. Certain of HexaVision's former shareholders and employees, including Patrick Murphy and Eric St-Pierre, have entered into employment and related agreements with the Registrant. To the Registrant's knowledge, there is no other material relationship between any of the former shareholders of HexaVision and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

        The following financial statements of HexaVision are included herewith:

        Consolidated Financial Statements of HexaVision Technologies Inc.
           Auditor's Report .................................................F-1
           Consolidated Balance Sheets ......................................F-2
           Consolidated Statements of Loss and Deficit ......................F-3
           Consolidated Statements of Cash Flows ............................F-4
           Notes to Consolidated Financial Statements .......................F-5

(b)     PRO FORMA FINANCIAL INFORMATION

        The following pro forma financial information is included herewith:

        Unaudited Pro Forma Combined Condensed Financial Statements
           Unaudited Pro Forma Combined Condensed Statements
               of Operations................................................F-21
           Unaudited Pro Forma Combined Condensed Balance Sheet.............F-22
           Notes to Unaudited Pro Forma Combined Condensed
               Financial Statements.........................................F-23


(c)     EXHIBITS


        Exhibit No.              Description
        -----------              -----------

        2.1              Share Purchase Agreement among Marc Tremblay, Alain Rivard, Eric
                         St-Pierre, Pierre Boivin, 9044-0108 Quebec Inc., Societe Innovatech
                         Quebec et Chaudiere-Appalaches, Sofinov, Societe Financiere
                         d'Innovation Inc., Business Development Bank of Canada, Christian
                         Labbe, Patrick Murphy and certain other shareholders named therein,
                         Adept Technology Canada Holding Co., and Registrant, dated July 21,
                         2000.*

        99.1             Press Release of the Registrant issued on July 27, 2000.**


* Schedules have been omitted and will be provided to the Securities and Exchange Commission upon request.

** Previously filed with the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2000.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ADEPT TECHNOLOGY, INC.



Date:  October 25, 2000                     By:      /s/ Michael W. Overby
                                                --------------------------
                                            Michael W. Overby
                                            Chief Financial Officer

Consolidated Financial Statements

HEXAVISION TECHNOLOGIES INC.

January 31, 2000

                                AUDITORS' REPORT



 To the Directors of
 HEXAVISION TECHNOLOGIES INC.:

 We have audited the consolidated balance sheets of HEXAVISION TECHNOLOGIES INC. as at January 31, 2000 and 1999 and the consolidated statements of loss and deficit and cash flows for each of the years in the two year period ended January 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

 In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the two year period ended January 31, 2000 in accordance with accounting principles generally accepted in Canada.



 Quebec City, Canada,
 March 24, 2000 [except for note 14                    /s/ Ernst & Young LLP
 which is as at October 20, 2000].                     Chartered Accountants

 HexaVision Technologies Inc.
 [Incorporated under the Canada Business Corporations Act]

               CONSOLIDATED BALANCE SHEETS





 As at January 31                                       [In Canadian dollars]

                                                          2000          1999
                                                           $              $
 ----------------------------------------------------------------------------
 ASSETS
 CURRENT
 Cash                                                    8,011         9,574
 Accounts receivable [note 4]                          127,018       308,761
 Investment tax credits receivable                     337,000       553,000
 Inventories                                             6,424        49,592
 Prepaid expenses                                       16,169        55,997
 ----------------------------------------------------------------------------
 TOTAL CURRENT ASSETS                                  494,622       976,924
 CAPITAL ASSETS [note 3]                               500,525       607,798
 DEFERRED FINANCING CHARGES                             87,277        42,682
 ----------------------------------------------------------------------------
                                                     1,082,424     1,627,404
 ============================================================================

 LIABILITIES AND SHAREHOLDERS' DEFICIENCY
 CURRENT LIABILITIES
 Bank loan [note 4]                                     14,000       357,850
 Accounts payable and accrued liabilities              306,683       604,523
 Deferred revenue                                       54,062        50,000
 Current portion of other long-term debt                68,604        68,604
 ----------------------------------------------------------------------------
 TOTAL CURRENT LIABILITIES                             443,349     1,080,977
 CONVERTIBLE DEBENTURES [note 5]                     3,450,000     1,050,000
 OTHER LONG-TERM DEBT [note 6]                         647,510       600,123
 ACCRUED REDEMPTION PREMIUM ON CONVERTIBLE
   DEBENTURES [note 5]                                 929,527       367,414
 ----------------------------------------------------------------------------
                                                     5,470,386     3,098,514
 ----------------------------------------------------------------------------
 SHAREHOLDERS' DEFICIENCY
 Capital stock [note 7]                              1,471,000     1,471,000
 Deficit                                            (5,858,962)   (2,942,110)
 ----------------------------------------------------------------------------
                                                    (4,387,962)   (1,471,110)
 ----------------------------------------------------------------------------
                                                     1,082,424     1,627,404
 ============================================================================


 Commitments [note 13]

 See accompanying notes

 On behalf of the Board

 HEXAVISION TECHNOLOGIES INC.


   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT




 Years ended January 31                               [In Canadian dollars]





                                                        2000          1999
                                                          $             $
 ----------------------------------------------------------------------------
 Revenues                                               67,872       389,366
 Cost of revenues                                       30,118       296,811
 ----------------------------------------------------------------------------
 Gross margin                                           37,754        92,555
 ----------------------------------------------------------------------------
 Research and development expenses                     959,884     1,134,933
 Government assistance                                      --      (217,108)
 Investment tax credits                               (418,915)     (651,260)
 ----------------------------------------------------------------------------
                                                       540,969       266,565
 Selling, general and administrative                 1,502,574       981,126
 Amortization of capital assets                        270,847       206,765
 ----------------------------------------------------------------------------
                                                     2,314,390     1,454,456
 ----------------------------------------------------------------------------
 Operating loss                                      2,276,636     1,361,901
 Finance charges                                       658,108       285,577
 Interest and other income                             (17,892)      (21,047)
 ----------------------------------------------------------------------------
 NET LOSS FOR THE YEAR                               2,916,852     1,626,431
 Deficit, beginning for the year                     2,942,110     1,315,679
 ----------------------------------------------------------------------------
 DEFICIT, END OF YEAR                                5,858,962     2,942,110
 ============================================================================

 See accompanying notes

 HEXAVISION TECHNOLOGIES INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS





 Years ended January 31                              [In Canadian dollars]




                                                        2000          1999
                                                          $             $
 ----------------------------------------------------------------------------
 OPERATING ACTIVITIES
 Net loss                                           (2,916,852)   (1,626,431)
 Adjustments for
   Accrued redemption premium on convertible
     debentures                                        562,113       236,236
   Amortization of capital assets                      270,847       206,765
   Amortization of deferred financing charges           30,583        12,805
   Gain on disposal of fixed assets                     (4,596)           --
 ----------------------------------------------------------------------------
                                                    (2,057,905)   (1,170,625)
 Net change in non-cash
   working capital items [note 8]                      186,961       137,739
 ----------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES               (1,870,944)   (1,032,886)
 ----------------------------------------------------------------------------

 INVESTING ACTIVITIES
 Additions to capital assets                          (163,978)     (376,565)
 Proceeds from disposal of capital assets                5,000            --
 ----------------------------------------------------------------------------
 CASH FLOWS USED IN INVESTING ACTIVITIES              (158,978)     (376,565)
 ----------------------------------------------------------------------------

 FINANCING ACTIVITIES
 Net increase (decrease) in bank loan                 (343,850)      357,850
 Increase in long-term debt                            115,991        89,584
 Repayment of long-term debt                           (68,604)      (52,596)
 Issuance of convertible debentures                  2,400,000            --
 Increase in deferred financing charges                (75,178)           --
 ----------------------------------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES                2,028,359       394,838
 ----------------------------------------------------------------------------
 NET DECREASE IN CASH                                   (1,563)   (1,014,613)
 Cash, beginning of year                                 9,574     1,024,187
 ----------------------------------------------------------------------------
 CASH, END OF YEAR                                       8,011         9,574
 ============================================================================

 ADDITIONAL INFORMATION
 Interest paid                                          57,282        26,117
 ----------------------------------------------------------------------------

 See accompanying notes

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]




 1.   INCORPORATION AND NATURE OF BUSINESS

 The Company was incorporated under the Canada Business Corporations Act on January 24, 1995 and specializes in the research, development and marketing of artificial vision systems.

 The Company intends to continue its research and development activities and the marketing of its product in 2000. The Company's activities are subject to all the inherent risks in establishing and maintaining a research and development company; in particular, the successful completion of its research and development activities, the marketing of its products and the securing of the necessary financing.

 2.   SIGNIFICANT ACCOUNTING POLICIES

 The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada and using the Canadian dollar as the functional currency. A reconciliation to United States generally accepted accounting principles is disclosed in note 15.

 CONSOLIDATED STATEMENT OF CASH FLOWS

 As at February 1, 1999, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the presentation of cash flow information.

 According to the new recommendations, non-cash operations are excluded from the statement of cash flows and are disclosed elsewhere in the financial statements. Cash equivalents are limited to investments that can be easily converted to a known amount of cash whose value is not likely to change significantly and whose original maturity is no more than three months. Also, changes in short-term loans, with the exception of overdrafts that are an integral part of daily cash flow management, are recorded as financing activities.

 PRINCIPLES OF CONSOLIDATION

 The consolidated financial statements include the Company's accounts and those of its wholly owned United States subsidiary, HexaVision Inc. This foreign operation is classified as an integrated operation.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 2.   SIGNIFICANT ACCOUNTING POLICIES [cont'd]

 USE OF ESTIMATES

 The preparation of financial statements requires that management use estimates and assumptions which have an impact on the amounts of the assets and liabilities recorded and on the presentation of contingent assets and liabilities at year-end as well as on the revenues and expenses recorded during the period covered. Actual results could differ from those estimates and assumptions.

 INVENTORIES

 Inventories are valued at the lower of cost, determined on a first-in, first-out basis, and net realizable value.

 CAPITAL ASSETS

 Capital assets are recorded at cost and amortized on a straight-line basis according to the following estimated useful lives:

             Furniture and office equipment            5 years
             Computer equipment                        3 years
             Software                                  3 years
             Equipment and tooling                     5 years
             Telephone system                          5 years
             Leasehold improvements              Term of lease
             Patents and trademarks                   10 years


 GOVERNMENT ASSISTANCE

 The acquisition of capital assets is recorded at cost net of the related government assistance.

 Period expenses are recorded net of the related government assistance.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 2.   SIGNIFICANT ACCOUNTING POLICIES [CONT'D]

 DEFERRED FINANCING CHARGES

 Professional fees and charges incurred with respect to the securing of financing are recorded as deferred charges and depreciated over the duration of the financial instruments issued.

 STOCK OPTION PLAN

 The Company has a stock option plan, which is described in note 7. No compensation expense is recognised when stock options are granted to employees. Any consideration paid by employees on exercise of stock options is credited to capital stock. If stock options are repurchased from employees, the excess of the consideration paid over the carrying amount of the stock options cancelled is charged to deficit.

 FOREIGN CURRENCY TRANSLATION

 The integrated foreign operation and foreign currency accounts were translated into Canadian dollars using the temporal method. Under this method, monetary items on the balance sheet are translated at the exchange rates in effect at year-end, while non-monetary items are translated at their original exchange rates. Revenues and expenses [other than depreciation which is translated at the rates that apply to corresponding capital assets] are translated at exchange rates prevailing on the transaction date or at average rates for the year. Gains or losses resulting from the translation are included in the statement of loss, with the exception of those that result from the translation of the long-term debt, which are deferred and amortized until the maturity of the debt using the straight-line method.

 INCOME TAXES

 The Company follows the deferral method of tax allocation. Deferred income taxes result from timing differences between the recognition of income tax and financial statement purposes.

 FINANCIAL INSTRUMENTS

 The Company has elected not to comply, as permitted, with certain requirements of section 3860 "Financial Instruments, presentation and disclosure" of the Canadian Institute of Chartered Accountants Handbook.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 3.   CAPITAL ASSETS

                                        2000                           1999
                              ----------------------------  ----------------------------
                                              ACCUMULATED                    ACCUMULATED
                                 COST         DEPRECIATION     COST         DEPRECIATION
                                  $                 %            $                $
 ---------------------------------------------------------------------------------------
 Furniture and office
   equipment                     160,201         71,112        160,201         38,086
 Computer equipment              446,102        318,052        374,548        191,328
 Software                        213,522        155,307        193,793         96,774
 Equipment and tooling           261,617         92,849        212,582         46,307
 Telephone system                 34,398         16,310         33,710          9,032
 Leasehold improvements           20,700          5,150         20,700          1,700
 Patents and trademarks           61,352         10,887         47,345          5,452
 ---------------------------------------------------------------------------------------
                               1,197,892        669,667      1,042,879        388,679
 Deduct
   Government assistance          87,661         59,961         82,073         35,671
 ---------------------------------------------------------------------------------------
                               1,110,231        609,706        960,806        353,008
 Accumulated amortization        609,706                       353,008
 ---------------------------------------------------------------------------------------
                                 500,525                       607,798
 =======================================================================================


 4.   BANK LOAN

 The Company has an operating credit facility for a maximum amount of $25,000, which bears interest at prime rate plus 1%. A movable hypothec on all current and future accounts receivable collateralizes the bank loan.

 In 2000 and 1999, in accordance with an agreement with a government agency and a financial institution, the Company can obtain financing with respect to investment tax credits receivable. The maximum available financing is $350,000 [$580,000 in 1999], bearing interest at prime rate plus 1.25%.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 5.   CONVERTIBLE DEBENTURES

                                                                         2000          1999
                                                                           $             $
 --------------------------------------------------------------------------------------------
 Debenture, bearing no interest, convertible no later than the closing date of any public issue into a number of Class A
 shares equal to an additional 5.625% of the Company's issued and outstanding Class A capital stock. The debenture is
 redeemable at the holder's option starting June 13, 2002 for a price equal to the principal plus the greater of 5.625% of the increase in market value, between June 13, 1997 and the
 effective redemption date, of all the Company's issued and
 outstanding Class A shares and a redemption premium
 generating an annual compound return of 20% per year on
 the principal.                                                        450,000         450,000

 Debenture, bearing no interest, convertible no later than the closing date of any public issue into a number of Class A
 shares equal to an additional 5% of the Company's issued and outstanding Class A capital stock. The debenture is
 redeemable at the holder's option starting June 13, 2002 for a price equal to the principal plus the greater of 5% of the
 increase in market value, between June 13, 1997 and the
 effective redemption date, of all the Company's issued and
 outstanding Class A shares and a redemption premium
 generating an annual compound return of 20% per year on
 the principal.                                                        400,000        400,000
 --------------------------------------------------------------------------------------------
 To carry forward                                                      850,000        850,000

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


 January 31, 2000                                                                         [In Canadian dollars]

 5. CONVERTIBLE DEBENTURES [cont'd]
                                                                                       2000                1999
                                                                                         $                   $
 -----------------------------------------------------------------------------------------------------------------


 Carried forward                                                                      850,000              850,000

 Debenture, bearing no interest, convertible no later  than the closing date of any public issue into a number of Class A shares equal to an additional 2.5% of the Company's issued and outstanding Class A capital stock. The debenture is redeemable at the holder's option starting June 13, 2002 for a price equal to the principal plus the greater of 2.5% of the increase in market value, between
 June 13, 1997 and the effective redemption date, of all the Company's issued and outstanding Class A shares, or a redemption premium generating an annual
 compound return of 20% per year on the principal.                                    200,000              200,000

 Debentures, bearing no interest, convertible at any time but no later than the closing date of any public issue into 1,788,276 Class B shares. In the event of a public issue, a default in respect of the shareholder agreement or an agreement with investors, or a transaction that would give control to a current or future shareholder, the debentures will be convertible into 1,788,276
 Class A shares. The debentures are also redeemable at the holder's option starting June 13, 2002 for a price equal to the principal plus a redemption
 premium generating an annual compound return of 20% per year on  the principal.    2,400,000                   --
 -----------------------------------------------------------------------------------------------------------------
                                                                                    3,450,000            1,050,000
 =================================================================================================================

 All debentures are due to shareholders of the Company.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 6.   OTHER LONG-TERM DEBT

                                                                    2000          1999
                                                                      $            $
 --------------------------------------------------------------------------------------
 Repayable contribution from Canada Economic Development
 (CED) bearing no interest, repayable as of March 31, 2000 in annual instalments, amounting to 4% of reported product
 sales to a maximum of $612,500.                                  350,000       350,000

 Term loan, bearing interest at prime rate plus 2.75%,
 repayable in monthly instalments of $4,383 plus interest,
 maturing in 2002. A movable hypothec on equipment,
 furniture, computer equipment and software collateralizes the
 loan.                                                             96,547       149,143

 Term loan, at prime rate plus 2.75%, repayable in monthly
 instalments of $1,334 plus interest, maturing in 2004. A
 movable hypothec on computer equipment and equipment
 collateralizes the loan.                                          63,992        80,000

 Advance from a shareholder, bearing interest at prime rate
 plus 3%, subordinated to the repayable contribution of
 $350,000.                                                         80,000        80,000

 Repayable contribution from CED, bearing no interest,
 repayable in five consecutive and equal annual instalments
 starting June 30, 2002. The maximum authorized
 contribution is $200,000. [note 14]                              125,575         9,584
 --------------------------------------------------------------------------------------
                                                                  716,114       668,727
 Current portion of other long-term debt                           68,604        68,604
 --------------------------------------------------------------------------------------
                                                                  647,510       600,123
 ======================================================================================

 The payments required on the other long-term debt for the next five years are as follows, without taking into account the payments to be made with respect to the repayable contribution of $350,000: 2001 - $68,604; 2002 - $59,959; 2003 -
 $41,123; 2004 - $41,083 and 2005 - $25,115.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                                                    [In Canadian dollars]





 7.   CAPITAL STOCK

 AUTHORIZED

 Authorized capital stock includes the following:

   Unlimited number of shares, without par value -

     Class A, voting and participating.

     Class B, non-voting and participating.

     Class C, non-voting, non-participating with a cumulative dividend of 10% and redeemable at the option of the Company at the paid-up capital.

     Class D, non-voting, non-participating with a cumulative dividend of 12% and redeemable at the option of the Company at the paid-up capital.

     Class E, non-voting, non-participating with a non-cumulative dividend at a rate of 10% of the Company's net after-tax profits and redeemable at the option of the Company at the paid-up capital.

     Class F, issuable in series, voting or non-voting, participating. Directors are authorized to determine the number and designation, rights, privileges, restrictions and conditions associated with the shares of each series of this category.

     Class G, non-voting, non-participating and redeemable by the Company upon the death of the holder.


 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 7.   CAPITAL STOCK [CONT'D]

 AUTHORIZED [CONT'D]

    Class H, non-voting, non-participating, with a cumulative dividend of 12% based on the redemption price of shares of this class and redeemable at the option of the holder for the paid-up capital plus a premium per share equal to the difference between its share of the fair value of the property received in exchange by the Company at the time each share in this category was issued and the amount paid up for each share in this category.


                                                                                       2000          1999
                                                                                         $             $
 ------------------------------------------------------------------------------------------------------------


 ISSUED AND PAID

 3,000,000 Class A shares                                                             1,451,000     1,451,000
    40,000 Class B shares                                                                20,000        20,000
 ------------------------------------------------------------------------------------------------------------
                                                                                      1,471,000     1,471,000
 ============================================================================================================

 Under a stock option plan approved on November 2, 1999, 95,000 options on Class B shares were granted to 16 employees of the Company. The price at which these options may be exercised was set at $1 per employee, for a total of $16. At the time of issuance, 71,000 options were fully vested and 24,000 vest on the third anniversary from the hiring date. The options expire on November 2, 2004 or one month following the date of any future change of control if earlier. In the case of an initial public offering, the options would become fully vested immediately prior the initial public offering. As at January 31, 2000, 71,000 options were fully vested.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 8.   NET CHANGE IN NON-CASH WORKING CAPITAL ITEMS


                                                        2000          1999
                                                          $             $
 ----------------------------------------------------------------------------
 Decrease in accounts receivable                       181,743        54,473
 Decrease (increase) in investment tax credits
   receivable                                          216,000      (211,000)
 Decrease (increase) in inventories                     43,168       (49,592)
 Decrease in prepaid expenses                           39,828        63,582
 Increase (decrease) in accounts payable
   and accrued liabilities                            (297,840)      230,276
 Increase in deferred revenue                            4,062        50,000
 ----------------------------------------------------------------------------
                                                       186,961       137,739
 ============================================================================

 9.   RESEARCH AND DEVELOPMENT EXPENSES

 The amounts recorded as investment tax credits for research and development pertain to tax returns that have not yet been reviewed by tax authorities. In the event of differences between the amounts claimed by the Company and the amounts granted by the tax authorities, the resulting adjustment, which could be material, will be entered in the year in which the differences are reported.

 10.  CREDIT RISK

 48% of the accounts receivable are from one client which is the federal government [80% in 1999]. Revenues in 1999 were totally from the federal government [considered third party].

 Investment tax credits receivable were from the federal and provincial governments.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 11. UNREALIZED TAX BENEFITS

 The amount of losses that the Company may carry forward for tax purposes and the expiry date of the period when the Company may take advantage of such losses are as follows:

                                   AMOUNT
                         --------------------------
             YEAR            FEDERAL        QUEBEC            YEAR
            OF LOSS            $              $             OF EXPIRY
 -------------------------------------------------------------------------------------
             1996            39,031               --           2003
             1997           113,096          113,096           2004
             1998           461,710          320,408           2005
             1999         1,023,488          912,446           2006
             2000         1,888,463        1,836,410           2007


 Unclaimed expense balances in respect of scientific research and experimental development that may be used to reduce the Company's taxable income in future years total approximately $1,235,000 and $2,085,000 at the federal and Quebec levels respectively.

 The non-refundable federal tax credits that may be used to reduce the Company's taxable income in future years total $131,337 and expire starting in 2007.

 Unrealized eligible tax benefits resulting from losses, non-refundable tax credits and unclaimed expense balances in respect of scientific research and experimental development have not been recorded in the Company's books.

 The US subsidiary has approximately $191,000 US [$Cdn 283,000] of operating losses that may be carry forward for tax purposes until 2019.

 12. RELATED PARTY TRANSACTIONS

 In addition to the related party transactions disclosed elsewhere in these financial statements, the Company paid $7,515 in interest on the advance granted by a shareholder during 2000.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                       [In Canadian dollars]




 13. COMMITMENTS

 As at January 31, 2000, the Company had committed to pay a total rent in the amount of $794,213 under a lease terminating on May 31, 2009. However, the lease may be canceled as of June 1, 2004 in consideration of $72,263 in penalties. The rent payable over the next five years is as follows:


                                                          $
 -------------------------------------------------------------------

 2001                                                   72,440
 2002                                                   75,247
 2003                                                   75,247
 2004                                                   82,263
 2005                                                   85,771
 -------------------------------------------------------------------
                                                       390,968
 ====================================================================


 The lease also provides for the payment of operating expenses by the Company.

 14. SUBSEQUENT EVENTS

 On February 3, 2000, the Company amended its incorporating statutes whereby a new class of shares was added to its authorized capital stock, namely, an unlimited number of Class I shares. The shares in this class will be non-voting and non-participating, with a cumulative annual dividend of 20%, and ranking ahead of all other classes of shares, subject to the rights associated with the Class G shares. Class I shares will also be convertible into Class A shares and will be redeemable at the option of the holder.

 On the same date, certain shareholders agreed to invest $750,000 in the Company by way of Class I shares. On that date, the shareholders subscribed for $255,000 of Class I shares. The remaining balance was to be paid in two instalments of $247,500 in April and July 2000, with each instalment subject to compliance with certain conditions by the Company. On May 23, 2000, the Company issued 125,000 Class I shares for a cash consideration of $125,000.

 In March 2000, the Company received $29,463 from Canada Economic Development as the fourth instalment under the repayable contribution agreement in connection with a maximum amount of $200,000.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 14. SUBSEQUENT EVENTS [cont'd]

 In April 2000, the Company received $150,000 as financing for its investment tax credits receivable.

 In July 2000, a subsidiary of Adept Technology, Inc. ("Adept"), a US public company, purchased all of the issued and outstanding shares of the Company. In respect of this change of control, on June 30, 2000, all the debentures disclosed in note 5 were converted into 2,856,073 Class A shares. In addition, on June 30, 2000, all issued and outstanding Class I shares were converted into 405,378 Class A shares.

 - In July 2000, the Company vested all unvested stock options and employees exercised 95,000 stock options and the Company issued 95,000 Class B shares for a subscription of $16 under the stock option plan (see note 7).

 - On July 10, 2000, the Company was continued under the Nova Scotia Companies Act.


 - In July 2000, the Company paid bonuses to employees for a total amount of $216,336 US (approximately $Cdn 317,000).

 - To October 20, 2000, the Company received advances from Adept of $1,528,000, bearing no interest, convertible at the option of the Company into a number of Preferred Shares to be created and having a paid-up capital and a redemption value equal the amount advanced.

 - On July 2000, the Company reimbursed the repayable contribution included in the long-term debt of $350,000 (note 6) for an amount of $450,000.

 - On July 2000, the Company reimbursed the advance from a shareholder of $80,000 included on the long-term debt (note 6).

 - The agreement to invest the remaining amount in Class I shares by certain shareholders has been canceled as part of the acquisition by Adept.

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]




 15.  RECONCILIATION OF SIGNIFICANT DIFFERENCES BET
      WEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED
      IN CANADA AND THE UNITED STATES

 The financial statements are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). The following summary sets out the material adjustments to the Company's reported net income, balance sheet and cash flows to conform with accounting principles generally accepted in the United States ("U.S. GAAP").

 a)   NET INCOME

                                                          2000          1999
                                                            $            $
 ----------------------------------------------------------------------------
 Net loss under Canadian GAAP                       (2,916,852)   (1,626,431)
 Adjustment related to equipment used in
   research and development (i)                         80,186        36,905
 Adjustment related to stock compensation (ii)        (127,300)           --
 ----------------------------------------------------------------------------
 NET LOSS AND COMPREHENSIVE LOSS UNDER U.S. GAAP    (2,963,966)   (1,589,526)
 ============================================================================

 b)   BALANCE SHEET


                                                        2000
                                         -----------------------------------
                                                     ADDITIONAL
                                          CAPITAL PAID IN CAPITAL -
                                          ASSETS    STOCK OPTIONS    DEFICIT
                                            $             $             $
 ---------------------------------------------------------------------------
 Balance under Canadian GAAP             500,525            --     5,858,962
 Adjustment related to equipment used
   in research and development (i)       (83,386)           --        83,386
 Adjustment related to compensation
   expense (ii)                               --       127,300       127,300
 ---------------------------------------------------------------------------
 BALANCE UNDER U.S. GAAP                 417,139       127,300     6,069,648
 ===========================================================================

 HEXAVISION TECHNOLOGIES INC.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS




 January 31, 2000                                          [In Canadian dollars]





 15. RECONCILIATION OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES [cont'd]



                                                        1999
                                         ------------------------------------
                                                     ADDITIONAL
                                         CAPITAL  PAID IN CAPITAL -
                                         ASSETS     STOCK OPTIONS    Deficit
                                            $             $             $
 ----------------------------------------------------------------------------

 Balance under Canadian GAAP             607,798            --      2,942,110
 Adjustment related to equipment
   used in research and development (i) (163,572)           --        163,572
 Adjustment related to compensation
   expense (ii)                               --            --             --
 ----------------------------------------------------------------------------
 BALANCE UNDER U.S. GAAP                 444,226            --      3,105,682
 ============================================================================


 c)   Cash flows

 There are no material adjustments to the statements of cash flows.

 ---------------------------

 (i) Under Canadian GAAP, research and development equipment is capitalized and amortized over its useful life. Under U.S. GAAP, costs to acquire such equipment with no alternative use are charged to operations as incurred.

 (ii) Under Canadian GAAP, no compensation expense is recorded when stock options are issued. Under US GAAP, the Company has adopted accounting principles board (APB) 25 to accounted for stock options. A compensation expense is recorded when stock options that are issued with exercise price lower than the fair value of the underlying shares.

    ADEPT TECHNOLOGY, INC. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                   STATEMENTS


        The following unaudited pro forma combined condensed financial statements consist of the Adept Technology, Inc. unaudited pro forma combined condensed statement of operations for the year ended June 30, 2000 and the Adept Technology, Inc. unaudited pro forma combined condensed consolidated balance sheet at June 30, 2000.


ACQUISITION OF HEXAVISION TECHNOLOGIES INC.

On July 21, 2000, the Company completed its acquisition of HexaVision Technologies Inc. ("HexaVision"), a Canadian corporation. HexaVision is a machine vision development company. Under the terms of the purchase agreement, the Company paid $5.1 million in cash. In addition, the Company will be issuing shares of its common stock with a value of $1.1 million and making two cash payments totaling approximately $1.6 million to the shareholders of HexaVision contingent upon the continued employment of selected HexaVision employees through July 2001. The Company deposited $1.6 million into an escrow account pending resolution of the contingencies. The Company will include the results of operations of HexaVision in Adept Technology, Inc.'s results of operations beginning July 21, 2000.


WHAT THESE PRO FORMA STATEMENTS SHOW

        The Adept Technology, Inc. unaudited pro forma combined condensed financial statements give effect to the acquisition of HexaVision accounted for using the purchase method of accounting. The Adept Technology, Inc. pro forma combined condensed statement of operations for the year ended June 30, 2000 assumes the acquisition of HexaVision took place on July 1, 1999. The Adept Technology, Inc. unaudited pro forma combined condensed balance sheet assumes the acquisition of HexaVision took place on June 30, 2000.


BASIS OF PRESENTATION

        The Adept Technology, Inc. unaudited pro forma combined condensed financial statements reflect the acquisition of HexaVision accounted for using the purchase method of accounting and have been prepared on the basis of assumptions described in the notes including assumptions relating to the allocation of the amount of consideration paid to the assets and liabilities of HexaVision based upon preliminary estimates of fair value and preliminary estimates of assets acquired and liabilities assumed. The actual allocation of the total consideration will differ from those assumption reflected in the Adept Technology, Inc. unaudited pro forma combined condensed financial statements after the valuation is completed, transaction costs are finalized and the final assets acquired and liabilities assumed are determined.


THESE PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS SHOULD BE READ WITH EACH COMPANY'S FINANCIAL STATEMENTS.

The Adept Technology, Inc. unaudited pro forma combined condensed financial statements should be read in conjunction with the related notes included in this document, and the audited financial statements of Adept Technology, Inc. and HexaVision, including the notes to each, that are included elsewhere in this document. The Adept Technology, Inc. unaudited pro forma combined condensed financial statements do not necessarily indicate what the actual operating results or financial position would have been had the acquisition of HexaVision taken place on July 1, 1999 or June 30, 2000. They also do not purport to indicate Adept Technology, Inc.'s future results of operations or financial position.

                             ADEPT TECHNOLOGY, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                    ADEPT       HEXAVISION
                                 TECHNOLOGY,   TECHNOLOGIES
                                     INC.          INC.                            PRO FORMA
                                  YEAR ENDED    YEAR ENDED                          COMBINED
                                   JUNE 30,      APRIL 30,      PRO FORMA           JUNE 30,
                                     2000          2000        ADJUSTMENTS            2000
                                 ------------------------------------------------------------
Net revenues                      $  99,212     $       119     $       --       $   99,311
Cost of revenues                     56,173              32             56 (5)       56,261
                                 ------------------------------------------------------------
Gross margin                         43,039              87            (56)          43,070

Operating expenses:

Research, development and
  engineering                        14,629             376             --           15,005
Selling, general and
  administrative                     29,503           1,101             --           30,604
Merger-related charges                  988              --             --              988
Amortization of goodwill and
  other intangibles                     685              --          2,207 (5)        2,892
                                 ------------------------------------------------------------
Total operating expenses             45,805           1,477          2,207           49,489
                                 ------------------------------------------------------------

Operating loss                       (2,766)         (1,390)        (2,263)          (6,419)
Interest income                       1,031              12             --            1,043
Interest and other expense              285             434             --              719
                                 ------------------------------------------------------------

(Loss) before (benefit from)
  provision for income taxes         (2,020)         (1,812)        (2,263)          (6,095)
Benefit from income taxes              (593)             --             --             (593)
                                 ------------------------------------------------------------

Net loss:                         $  (1,427)    $    (1,812)   $    (2,263)     $    (5,502)
                                 ============================================================

Net loss per share:
Basic                             $   (0.15)                                    $     (0.56)
Diluted                           $   (0.15)                                    $     (0.56)

Number of shares used in
  computing per share amounts:
Basic                                 9,774                                           9,774
Diluted                               9,774                                           9,774

                             ADEPT TECHNOLOGY, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)




                                       ADEPT        HEXAVISION
                                    TECHNOLOGY,    TECHNOLOGIES                                PRO FORMA
                                        INC.            INC.             PRO FORMA           COMBINED JUNE
                                   JUNE 30, 2000   APRIL 30, 2000       ADJUSTMENTS            30, 2000
                                   -----------------------------------------------------------------------
ASSETS

Current Assets:
  Cash and cash equivalents        $     13,487      $         12       $     (5,452)(1)      $      8,047
  Short-term investments                  6,950                --                 --                 6,950
  Accounts receivable                    25,527                58                 --                25,585
  Inventories                            15,153                 5                 --                15,158
  Deferred tax and other
    current assets                        7,049               265                 --                 7,314
                                   -----------------------------------------------------------------------
    Total current assets                 68,166               340             (5,452)               63,054

Property and equipment, net               5,583               262                 --                 5,845

Goodwill and other
  intangibles, net                       16,963                --              5,636 (2)            22,599
Other assets                              2,811                53                (53)(2)             2,811
                                   -----------------------------------------------------------------------
    Total assets                   $     93,523      $        655       $        131          $     94,309
                                   =======================================================================

LIABILITIES AND
SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                 $     10,841      $        191       $         --          $     11,032
  Accrued payroll and related
    expenses                              4,727                --                 --                 4,727
  Accrued warranty                        1,915                --                 --                 1,915
  Deferred revenue                        1,511                --                 --                 1,511
  Taxes payable and other
    accrued liabilities                   2,579               101                 --                 2,680
                                   -----------------------------------------------------------------------
    Total current liabilities            21,573               292                 --                21,865

Long term liabilities:
  Deferred income tax                     1,222                --                 --                 1,222
  Convertible debentures                     --             3,103             (3,103)(3)                --
  Long-term debt                             --               494                 --                   494

Commitments and contingencies

Redeemable common stock                      --               176               (176)(4)                --

Shareholders' Equity:
  Preferred stock                            --                --                 --                    --
  Common stock                           67,184             1,132             (1,132)(4)            67,184

  Retained earnings                       3,544            (4,542)             4,542 (4)             3,544
                                   -----------------------------------------------------------------------
  Total shareholders'
    equity                               70,728            (3,410)             3,410                70,728
                                   -----------------------------------------------------------------------
    Total liabilities and
      shareholders' equity         $     93,523      $        655       $        131          $     94,309
                                   =======================================================================

NOTES TO ADEPT TECHNOLOGY, INC. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1.      Basis of pro forma presentation

On July 21, 2000, Adept Technology, Inc. acquired HexaVision Technologies Inc. ("HexaVision"), a Canadian corporation. The unaudited pro forma combined condensed statement of operations reflects the acquisition as if the acquisition took place on July 1, 1999. The unaudited pro forma combined condensed balance sheet reflects the acquisition as if the acquisition took place on June 30, 2000. HexaVision's historical year-end was January 31 and HexaVision's balance sheet as of April 30, 2000 and statement of operations for the year ended April 30, 2000 were used for purposes of preparing these unaudited pro forma combined condensed financial statements.

Under the terms of the purchase agreement, Adept Technology, Inc. paid $5.5 million in cash (including transaction costs of $0.4 million). In addition, the Company will be issuing shares of its common stock with a value of $1.1 million and making two cash payments totaling approximately $1.6 million to the shareholders of HexaVision contingent upon the continued employment of more than fifty percent of selected HexaVision employees through July 2001. The Company deposited $1.6 million into an escrow account pending resolution of the contingencies. These contingent cash payments and shares issuances will be accounted for as additional purchase price when the contingencies have been resolved and if the payments are made and the shares issued. If the contingent payments are paid and issued, these amounts will be allocated to goodwill. The acquisition of HexaVision is accounted for under the purchase method of accounting.

The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions relating to the allocation of the amount of consideration paid to the assets and liabilities of HexaVision based on preliminary estimates of fair value as well as HexaVision's balance sheet as of April 30, 2000. The actual allocation of the amount such consideration will differ from that reflected in these unaudited pro forma combined condensed financial statements since the actual allocation will be based on the assets acquired and the liabilities assumed as of July 21, 2000. In addition, the actual allocation may differ from that reflected in these unaudited pro forma combined condensed financial statements after valuations have been completed and final transaction costs have been determined. Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired, in thousands:

                                                                                ANNUAL
                                                            AMORTIZATION     AMORTIZATION
                                       ACQUISITION COST         LIFE        OF INTANGIBLES
                                      -------------------- --------------- ------------------
Cash..............................        $      5,100
Transaction costs.................                 352
                                          ------------
    Total acquisition cost........        $      5,452
                                          ============

Purchase Price Allocation
  Net liabilities assumed.........        $       (205)
  Developed and core technology...                 140        30 months        $         56
  Non-compete covenant............                 130        30 months                  52
  Assembled workforce.............                 254        30 months                 102
  Goodwill........................               5,133        30 months               2,053
                                          ------------                         ------------
    Total.........................        $      5,452                         $      2,263
                                          ============                         ============


The acquired tangible assets of HexaVision principally include cash, accounts receivable, and property and equipment. Liabilities assumed principally include accounts payable, other accrued liabilities and long-term debt.

To determine the value of developed and core technology, the expected future cash flows attributable to all existing technology was discounted, taking into account the risks associated with the applications of the technology, existing and future markets and the life cycle of the technology. The developed and core technology is being amortized on the straight-line basis over the estimated useful life of 30 months.

The values of the non-compete covenant and assembled workforce were derived by estimating the cost of competition in the marketplace as well as the cost to replace existing employees. The non-compete covenant and assembled workforce are being amortized on the straight-line basis over the 30-month life of the non-compete agreements.

Goodwill is determined based on the residual difference between the amount paid and the values assigned to identified tangible and intangible assets. Goodwill is being amortized on the straight-line basis over 30 months.


2. Conversion of HexaVision financial statements to accounting principles generally accepted in the United States and United States dollars

The financial statements for HexaVision which were prepared in accordance with accounting principles generally accepted in Canada have been conformed to accounting principles generally accepted in the United States for purposes of including them in the Adept Technology, Inc. unaudited pro forma combined condensed financial statements. The adjustments necessary to conform the HexaVision financial statements to accounting principles generally accepted in the United States consisted principally of stock compensation charges for certain employee options, the write off of research and development equipment without alternative uses.

The consolidated balance sheet and consolidated statement of operations for HexaVision were translated to U.S. dollars using average exchange rates for the Adept Technology, Inc. unaudited pro forma combined condensed statement of operations and period end and historical exchange rates for the Adept Technology, Inc. unaudited pro forma combined condensed balance sheet, as applicable.


3.      Pro forma adjustments

The Adept Technology, Inc. unaudited pro forma combined condensed financial statements give effect to the following pro forma adjustments:

        (1) To reflect the cash paid for the purchase of HexaVision including transaction costs.
        (2) To state the assets and liabilities of HexaVision at their fair values.
        (3) To reflect the elimination of HexaVision's convertible debentures of $3.1 million not assumed in the purchase transaction.
        (4) To reflect the elimination of HexaVision's redeemable common stock of $0.2 million, common stock of $1.1 million and accumulated deficit of $4.5 million.
        (5) To reflect amortization of goodwill and other intangibles related to the HexaVision acquisition.

                                 EXHIBIT INDEX


        Exhibit No.              Description
        -----------              -----------

        2.1              Share Purchase Agreement among Marc Tremblay, Alain Rivard, Eric
                         St-Pierre, Pierre Boivin, 9044-0108 Quebec Inc., Societe Innovatech
                         Quebec et Chaudiere-Appalaches, Sofinov, Societe Financiere
                         d'Innovation Inc., Business Development Bank of Canada, Christian
                         Labbe, Patrick Murphy and certain other shareholders named therein,
                         Adept Technology Canada Holding Co., and Registrant, dated July 21,
                         2000.*

        99.1             Press Release of the Registrant issued on July 24, 2000.**


* Schedules have been omitted and will be provided to the Securities and Exchange Commission upon request.

** Previously filed with the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2000.